EXECUTION VERSION
SECOND AMENDMENT TO AMENDED AND RESTATED MASTER REPURCHASE AGREEMENT AND OTHER TRANSACTION DOCUMENTS
SECOND AMENDMENT TO AMENDED AND RESTATED MASTER REPURCHASE AGREEMENT AND OTHER TRANSACTION DOCUMENTS, dated as of April 28, 2025 (this “Amendment”), by and among GP COMMERCIAL CB LLC, a Delaware limited liability company (“Seller”), GP COMMERCIAL CB SL SUB LLC, a Delaware limited liability company (“Swingline Subsidiary”), CITIBANK, N.A., a national banking association (including any successor and assigns thereto, “Purchaser”), and acknowledged and agreed to by GRANITE POINT MORTGAGE TRUST, INC., a Maryland corporation (“Guarantor”). Capitalized terms used and not otherwise defined herein shall have the meanings given to such terms in the Repurchase Agreement (as defined below).
RECITALS
WHEREAS, Seller, Swingline Subsidiary and Purchaser entered into that certain Amended and Restated Master Repurchase Agreement, dated as of May 25, 2022, as amended by that certain First Amendment to Amended and Restated Master Repurchase Agreement, dated as of September 30, 2022 (the “Original Repurchase Agreement”; as amended by this Amendment and as the same may be further amended, replaced, restated, supplemented or otherwise modified from time to time, the “Repurchase Agreement”);

WHEREAS, Seller, Swingline Subsidiary and Purchaser entered into that certain amended and restated Fee Letter, dated as of April 28, 2025, (as the same may be further amended, replaced, restated, supplemented or otherwise modified from time to time, the “Fee Letter”);
WHEREAS, in connection with the Repurchase Agreement, Guarantor made that certain Amended and Restated Guaranty, dated as of May 25, 2022, for the benefit of Purchaser, as amended by that certain First Amendment to Amended and Restated Guaranty, dated as of August 3, 2023, as further amended by that certain Second Amendment to Amended and Restated Guaranty, dated as of September 30, 2024 (as the same may be further amended, replaced, restated, supplemented or otherwise modified from time to time, the “Guaranty”); and
WHEREAS, Seller, Swingline Subsidiary and Purchaser each desire to make certain modifications to the Original Repurchase Agreement and the other Transaction Documents pursuant to and the terms and conditions of this Amendment;
WHEREAS, it is a condition to the effectiveness of this Amendment, that Guarantor reaffirms the terms and conditions of the Guaranty; and
NOW THEREFORE, in consideration of the foregoing recitals, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:
ARTICLE 1
AMENDMENTS TO ORIGINAL REPURCHASE AGREEMENT
(a)    Article 2 of the Original Repurchase Agreement is hereby amended by either adding the following defined terms in the appropriate alphabetical order, or, if the corresponding defined term already exists therein, amending and restating such defined term in its entirety as follows:

“Eligibility Criteria” shall mean (i) the proposed Purchased Asset is a performing Mortgage Loan, Mezzanine Loan or Senior Interest accruing interest at a floating rate based on the SOFR Average, Term SOFR or any other benchmark rate approved by Purchaser in its sole and reasonable discretion, (ii) the Purchase Price Debt Yield , as determined by Purchaser, will be equal to or greater than the Minimum Purchase Price Debt Yield, (iii) there is no monetary or material non-monetary default or event of default (beyond all applicable notice and grace periods) under the related Purchased Asset Documents, (iv) the Mortgaged Property LTV of the proposed Purchased Asset will not exceed the Mortgaged Property LTV Threshold, (v) the Purchase Price LTV of the proposed Purchased Asset will not exceed the Maximum Purchase Price LTV (vi) the maximum term of the proposed Purchased Asset, including all extension options, is not more than five (5) years, and (vii) the proposed Purchased Asset is not an ARD Loan.
“Extension Date” shall have the meaning specified in Article 3(m)(i).
“Extension Option” shall have the meaning specified in Article 3(m)(i).
“Extension Period” shall have the meaning specified in Article 3(m)(i).
“Facility Amount” shall mean $250,000,000.
“Facility Expiration Date” shall mean the day that is the earlier of (i) the Stated Facility Expiration Date, as the same may be extended pursuant to Article 3(m), and (ii) any Accelerated Repurchase Date.
“Facility Expiration Date Extension Conditions” shall have the meaning specified in Article 3(m)(i).
“First Extension Date” shall have the meaning specified in Article 3(m)(i).
“First Extension Option” shall have the meaning specified in Article 3(m)(i).
“First Extension Period” shall have the meaning specified in Article 3(m)(i).
“Maximum Purchase Price LTV” shall have the meaning specified in the Fee Letter.
“Purchase Price LTV” shall have the meaning specified in the Fee Letter.
“Purchase Price Percentage” shall have the meaning specified in the Fee Letter.
“Second Extension Date” shall have the meaning specified in Article 3(m)(i).
“Second Extension Option” shall have the meaning specified in Article 3(m)(i).
“Second Extension Period” shall have the meaning specified in Article 3(m)(i).
“Specified Asset” shall have the meaning specified in the Fee Letter.
“Stated Facility Expiration Date” shall mean April 27, 2026.

(b)    Article 2 of the Original Repurchase Agreement is hereby amended by deleting the definitions and all references to “Minimum Portfolio Purchase Price Debt Yield” and “Portfolio Purchase Price Debt Yield”.
(c)    Article 3(b)(iii) of the Original Repurchase Agreement is hereby amended and restated in its entirety as follows:
(iii)    Payment of Fees. Purchaser shall have received payment from Seller Counterparties of the Funding Fee.
(d)    Article 3(b) of the Original Repurchase Agreement is hereby amended by adding the following as Article 3(b)(iv):
(iv)    Appraisals. If requested by Purchaser prior to or following the making of such Transaction, Seller shall cooperate with Purchaser to address comments from Purchaser’s appraisal review team related to any Appraisal report for any Contributed Swingline Loan.
(e)    Article 3(c) of the Original Repurchase Agreement is hereby amended by adding the following as Article 3(c)(xviii):
(xviii)    Payment of Fees. Purchaser shall have received payment from Seller Counterparties of the Funding Fee.
(f)    Article 3 of the Original Repurchase Agreement is hereby amended by adding the following as Article 3(m):
(m)    Facility Expiration Extension. (i) Provided that all of the extension conditions listed in clause (ii) below (collectively, the “Facility Expiration Date Extension Conditions”) shall have been satisfied, Seller shall have options (each an “Extension Option”; the first Extension Option, the “First Extension Option” and the second Extension Option, the “Second Extension Option”) to extend the Stated Facility Expiration Date for two (2) additional 364-day periods (each an “Extension Period”; the first Extension Period, the “First Extension Period” and the second Extension Period, the “Second Extension Period”), the First Extension Period ending on April 26, 2027 and, provided the First Extension Option was exercised, the Second Extension Period ending on April 24, 2028. The First Extension Period shall commence on the day immediately following the Stated Facility Expiration Date (the “First Extension Date”) and the Second Extension Period shall commence on the day immediately following the last day of the First Extension Period (the “Second Extension Date” and together with the First Extension Date, the “Extension Dates”, each an “Extension Date”).
(i)    For purposes of this Article 3(m), the Facility Expiration Date Extension Conditions shall be deemed to have been satisfied if:
(A)    not less than thirty (30) or more than ninety (90) days prior to (1) with respect to the First Extension Option, the Stated Facility Expiration Date, and (2) with respect to the Second Extension Option, the expiration of the First Extension Period, Seller shall have given Purchaser written notice of its exercise of the Extension Option;

(B)    no monetary or material non-monetary Default or Event of Default shall have occurred and be continuing as of the date notice is given under this Article 3(m) or as of (1) with respect to the First Extension Option, the Stated Facility Expiration Date, and (2) with respect to the Second Extension Option, the expiration of the First Extension Period;
(C)    all representations and warranties made by the Seller and Guarantor in the Transaction Documents shall be true, correct, complete and accurate as of (1) with respect to the First Extension Option, the Stated Facility Expiration Date, and (2) with respect to the Second Extension Option, the expiration of the First Extension Period;
(D)    on or before (1) with respect to the First Extension Option, the Stated Facility Expiration Date, and (2) with respect to the Second Extension Option, the expiration of the First Extension Period, Seller shall have paid any amounts due and owing to Purchaser, including any applicable due and unpaid Funding Fee; and
(E)    Seller shall have satisfied any Margin Deficit.
(g)    For so long as the Specified Asset is subject to a Transaction, the Original Repurchase Agreement is hereby amended by adding the following included in Exhibit A attached hereto.
(h)    Article 5(g)(iii) of the Original Repurchase Agreement is hereby amended and restated in its entirety as follows:
(iii)    third, to Purchaser, an amount equal to all accrued and unpaid Unused Fee (if any) and Non-Utilization Fee (if any) then due and payable;
ARTICLE 2
AMENDMENT TO OTHER TRANSACTION DOCUMENTS
Each Transaction Document is hereby amended such that each reference to the “Repurchase Agreement” shall mean the Original Repurchase Agreement as amended by this Amendment and as the same may be further amended, replaced, restated, supplemented or otherwise modified from time to time.
ARTICLE 3
REPRESENTATIONS
(a)    Each of Seller and Guarantor represents and warrants to Purchaser, as of the date of this Amendment, as follows:
(i)    it is duly authorized to execute and deliver this Amendment and has taken all necessary action to authorize such execution, delivery and performance;
(ii)    the person signing this Amendment on its behalf is duly authorized to do so on its behalf;

(iii)    the execution, delivery and performance of this Amendment will not violate any Requirement of Law applicable to it or its organizational documents or any agreement by which it is bound or by which any of its assets are affected;
(iv)    the execution, delivery and performance of this Amendment will not be in conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under, or result in the creation or imposition of any lien of any nature whatsoever upon any of the property or assets of such Person, pursuant to any such agreement;
(v)    except for those obtained or filed on or prior to the date hereof, such Person is not required to obtain any consent, approval or authorization from, or to file any declaration or statement with, any governmental authority or other agency in connection with or as a condition to the execution, delivery or performance of this Amendment;
(vi)    this Amendment is a legal and binding obligation of such Person and is enforceable against such Person in accordance with its terms, except as limited by bankruptcy, insolvency or other laws of general application relating to the enforcement of creditors’ rights and subject, as to enforceability, to general principals of equity, regardless whether enforcement is sought in a proceeding in equity or at law;
(vii)    this Amendment has been duly executed and delivered by it;
(viii)    no event has occurred and is continuing which constitutes an Event of Default under the Repurchase Agreement or any other Transaction Document, or any event that but for notice or lapse of time or both would constitute an Event of Default; and
(ix)    no change, occurrence, or development exists that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.
(b)    Seller represents and warrants to Purchaser, as of the date of this Amendment, that all representations and warranties made by it in Article 9 of the Repurchase Agreement are true and correct (unless such representation or warranty expressly relates only to an earlier date in which case Seller represents and warrants to Purchaser that such representation or warranty was true and correct as of such earlier date).
(c)    Guarantor represents and warrants to Purchaser, as of the date of this Amendment, that all representations and warranties made by it in the Guaranty are true and correct (unless such representation or warranty expressly relates only to an earlier date in which case Guarantor represents and warrants to Purchaser that such representation or warranty was true and correct as of such earlier date).
ARTICLE 4
REAFFIRMATION, RATIFICATION AND ACKNOWLEDGMENT
(a)    Seller hereby (i) ratifies and reaffirms all of its payment and performance obligations, contingent or otherwise, and each grant of security interests and liens in favor of Purchaser, under each Transaction Document to which it is a party and (ii) agrees and acknowledges that such ratification and reaffirmation is not a condition to the continued effectiveness of such Transaction Documents.
(b)    Guarantor hereby reaffirms the terms and conditions of the Guaranty.

(c)    Each of Seller and Guarantor hereby (i) agree that neither such ratification and reaffirmation above, as applicable, nor Purchaser’s solicitation of such ratification and reaffirmation, constitutes a course of dealing giving rise to any obligation or condition requiring a similar or any other ratification or reaffirmation from such Seller and/or Guarantor with respect to any subsequent modifications to the Repurchase Agreement or the other Transaction Documents and (ii) agree and acknowledge that each of the Repurchase Agreement, the Guaranty and the other Transaction Documents shall each remain in full force and effect and are each hereby ratified and confirmed.
ARTICLE 5
EFFECTIVENESS
(a)    This Amendment shall become effective as of the date this Amendment is executed and delivered by a duly authorized officer of each of Seller, Guarantor and Purchaser, along with delivery to Purchaser of such other documents as Purchaser reasonably requested prior to the date hereof.
(b)    To the extent not paid as a part of the conditions precedent set forth in Article 4(a), Seller acknowledges and agrees that it shall pay all reasonable legal fees and expenses of Dechert LLP, as counsel to Purchaser, relating to this Amendment in an amount to be set forth on a separate invoice, within ten (10) Business Days of receipt of such invoice.
ARTICLE 6
GOVERNING LAW
THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AND THE OBLIGATIONS, RIGHTS, AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS WITHOUT REGARD TO THE CONFLICT OF LAWS DOCTRINE APPLIED IN SUCH STATE (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK).
ARTICLE 7
MISCELLANEOUS
(a)    Except as expressly amended or modified hereby, the Repurchase Agreement, the Guaranty and the other Transaction Documents shall each be and shall remain in full force and effect in accordance with their terms.
(b)    Each Seller agrees to pay or cause to be paid, as and when billed by Purchaser and as a condition precedent to the effectiveness of this Amendment, all reasonable out-of-pocket costs and expenses paid or incurred by Purchaser in connection with this Amendment and the transactions contemplated hereby, including, without limitation, reasonable outside counsel attorneys’ fees and expenses, and documentation costs and charges.
(c)    This Amendment may not be amended or otherwise modified, waived or supplemented except as provided in the Transaction Documents.
(d)    This Amendment, the Repurchase Agreement, the Guaranty, and the other Transaction Documents contain the entire agreement of the parties hereto and thereto in respect of the transactions contemplated hereby and thereby, and all prior agreements among or between such parties, whether oral or written are superseded by the terms of this Amendment, the Repurchase Agreement, the Guaranty and the other Transaction Documents. This Amendment contains a final and complete integration of all prior expressions by the parties with respect to the subject matter hereof and shall constitute the entire agreement among the parties with respect to such subject matter, superseding all prior oral or written understandings.
(e)    Wherever possible, each provision of this Amendment shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Amendment shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Amendment.
(f)    This Amendment and all covenants, agreements, representations and warranties made herein and in any certificates delivered pursuant hereto shall survive the consummation by Purchaser of the Transaction, and shall continue in full force and effect so long as all or any of the obligations are outstanding and unpaid unless a longer period is expressly set forth herein or in the Transaction Documents. Whenever in this Amendment any of the parties hereto is referred to, such reference shall be deemed to include the legal representatives, and permitted successors and assigns of such party. All covenants, promises and agreements in this Amendment, by or on behalf of Seller and Guarantor, shall inure to the benefit of the legal representatives, successors and permitted assigns of Purchaser.
(g)    This Amendment may be executed in counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same instrument, and the words “executed,” “signed,” “signature,” and words of like import as used above and elsewhere in this Amendment or in any other certificate, agreement or document related to this transaction shall include, in addition to manually executed signatures, images of manually executed signatures transmitted by facsimile or other electronic format (including, without limitation, “pdf”, “tif” or “jpg”) and other electronic signatures (including, without limitation, any electronic sound, symbol, or process, attached to or logically associated with a contract or other record and executed or adopted by a person with the intent to sign the record). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code.
(h)    The headings in this Amendment are for convenience of reference only and shall not affect the interpretation or construction of this Amendment.
(i)    This Amendment is a Transaction Document executed pursuant to the Repurchase Agreement and shall be construed, administered and applied in accordance with the terms and provisions of the Repurchase Agreement.
(j)    Nothing contained herein shall affect or be construed to affect any lien, charge or encumbrance created by any Transaction Document or the priority of any such lien, charge or encumbrance over any other liens, charges or encumbrances.

(k)    Except as specifically set forth in this Amendment, the execution, delivery and effectiveness of this Amendment shall not (i) limit, impair, constitute a waiver by, or otherwise affect any right, power or remedy of Purchaser under the Repurchase Agreement, the Guaranty or any other Transaction Document, (ii) constitute a waiver of any provision in the Repurchase Agreement, the Guaranty or in any of the other Transaction Documents or of any Default or Event of Default that may have occurred and be continuing or (iii) alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Repurchase Agreement, the Guaranty or in any of the other Transaction Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect.
[SIGNATURES FOLLOW]

EXECUTION VERSION
IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed as of the date first above written.
SELLER:

GP COMMERCIAL CB LLC, a Delaware limited liability company

By:    /s/ MICHAEL KARBER
Name: Michael Karber
Title: General Counsel

SWINGLINE SUBSIDIARY:

GP COMMERCIAL CB SL SUB LLC, a Delaware limited liability company

By:    /s/ MICHAEL KARBER
Name: Michael Karber
Title: General Counsel

[SIGNATURES CONTINUED ON FOLLOWING PAGE]

PURCHASER:

CITIBANK, N.A.

By:    /s/ PETER GRUBER
Name: Peter Gruber
Title: Authorized Signatory

[SIGNATURES CONTINUED ON FOLLOWING PAGE]

GUARANTOR:

GRANITE POINT MORTGAGE TRUST, INC., a Maryland corporation

By:    /s/ MICHAEL KARBER
Name: Michael J. Karber
Title: General Counsel